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                                                                   EXHIBIT 10.10

SYLVESTER & POLEDNAK, ESQ.
DONALD T. POLEDNAK, ESQ.
Nevada Bar No. 4721
601 S. Sixth Street
Las Vegas, Nevada 8901
(702) 952-5200



                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA

CAL-CAN RESOURCES, LTD.,                    )
                                            )      Case No.      A386420
Plaintiff                                   )      Dept. No.     VII
                                            )      Docket No.    P
vs.                                         )
                                            )      EXEMPT FROM ARBITRATION
TYRO, INC., a Nevada corporation,           )      DISPUTE IN EXCESS OF $40,000
aka TYRO PRECIOUS METALS                    )
PROCESSING CENTER, DEAN                     )
WILLMAN and ROLAND S. ERICSSON,             )
and DOES I through X, inclusive,            )
                                            )
        Defendants                          )
                                            )
--------------------------------------------

                                       COMPLAINT

        Cal-Can Resources, Ltd. ("Plaintiff"), by and through its legal counsel, Donald T. Polednak, Esq. of the law firm of Sylvester & Polednak, Ltd., hereby alleges and complains of the Defendants, and each of them, as follows:

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                               GENERAL ALLEGATIONS

        1. Plaintiff is a corporation formed and existing under the laws of the State of Nevada, with its principal place of business located at 1505 Blackcombe Street, Suite 203, Las Vegas, Nevada 89128.

        2. Defendant Tyro, Inc. aka Tyro Precious Metals Processing Center ("Tyro") is a corporation formed and exiting under the laws of the State of Nevada with its principal place of business located in Clark County, Nevada.

        3. Defendant Dean Willman ("Willman") is an individual residing in Clark County, Nevada.

        4. Defendant Roland S. Ericsson ("Ericsson") is an individual residing in Clark County, Nevada.

        5. The true names and capacities of Defendant DOES I through V are unknown to Plaintiff, and Plaintiff therefore sues said Defendants by said fictitious names. Plaintiff is informed and believes, and thereupon alleges that each of the Defendants designated as DOE is responsible in some manner for the events and happenings referred to and caused the damages to Plaintiff as alleged, and Plaintiff will ask leave of this court to amend this Complaint to insert the true names and capacities of DOES I through V when they are ascertained by Plaintiff together with appropriate charges and allegations to join such Defendants in this action.

        6. On or about October 30, 1997, the above-named Defendants, jointly and
severally,   entered  into  an  agreement  (the   "Agreement")   with  Plaintiff
memorializing certain

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indebtedness  owed to  Plaintiff by  Defendants.  A true and correct copy of the
Agreement is attached hereto as Exhibit "1" and incorporated herein by this reference.

        7. Pursuant to the terms of the Agreement, and repayment schedule contained therein, the Defendants, individually, and jointly and severally, covenanted and promised to pay Plaintiff the total sum of $65,000 pursuant to the terms set forth in the Agreement. 8. The Defendants, and each of them, agreed and covenanted that they were primarily liable for all monies set forth in the Agreement, and in that of the event of any default, they would pay Plaintiff all costs, including reasonable attorney's fees and costs in enforcing the Agreement, its lien and security interest, and the rights and remedies provided within the Agreement. 9. The Agreement contains an "acceleration clause" which provides that upon the occurrence of an event of default all amounts owed by the Defendants pursuant to the Agreement become immediately due and payable to Plaintiff. 10. Events of default under the Agreement specifically include failure to repay any of the amounts set forth in to the Agreement. 11. Defendants, and each of them, have failed to make payments pursuant to the terms of the Agreement despite demand and it has been necessary for Plaintiff to retain the services of an attorney to bring suit to recover amounts due under the Agreement. Pursuant to the specific terms of the Agreement, the Plaintiff is entitled to recover its attorney's fees and costs incurred in the enforcement of the Agreement.

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                             FIRST CLAIM FOR RELIEF

                              (Breach of Contract)

        12. Plaintiff restates and realleges paragraphs 1 through 11 as though fully set forth herein at length.

        13. The  Agreement  between the  parties  constitutes  a  contract.

        14. Defendants, and each of them, have failed, despite demand, to perform under the terms of the contract by specifically failing and refusing to make payments due under the payment schedule set forth in the Agreement. As of the date of the filing of this Complaint, the Plaintiff is owed the approximate amount of $50,000, exclusive of interest accruing pursuant to the terms of the Agreement and attorney's fees and costs of suit incurred.

        15. As a result of Defendants failure to make payment under the terms of the contract between the parties, Plaintiff has been damaged in an amount in excess of $10,000.

        16. Plaintiff has been required to retain the services of legal counsel to enforce the Agreement and, pursuant to the terms of the Agreement, is entitled to recovery of attorney's fees and costs of suit.

        WHEREFORE, Plaintiff prays that judgment be entered against Defendants, jointly and severally as follows:

As to the First  Cause of Action
----------------------------------

        (a) For damages pursuant to the terms of the Agreement in the amount of $50,000.00 (in excess of $10.000), plus accruing interest.

        (b) For attorney's fees and costs of suit incurred herein.

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        (c) For such other and further relief as is deemed just and appropriate.
DATED this 30th day of March, 1998.

                                    SYLVESTER & POLEDNAK, LTD.


                                    By      /s/     Donald T. Polednak, Esq.
                                       -----------------------------------------
                                                   Donald T. Polednak, Esq.
                                                   601 S. Sixth Street
                                                   Las Vegas, Nevada 89101


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                                          EXHIBIT 1



AGREEMENT DATED OCTOBER 30, 1997 BETWEEN CAN-CAL RESOURCES AND TYRO PRECIOUS METALS CENTER IS FILED AS EXHIBIT 10.9 TO THE FORM 10SB OF WHICH THIS COMPLAINT IS MADE A PART OF AS EXHIBIT 10.10.



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